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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, except for Note 16, as to which the date is January 26, 1998, with respect to the financial statements of Savers Life Insurance Company, included in the Joint Proxy Statement/Prospectus that is contained in this Registration Statement on Form S-4 of Standard Management Corporation for the registration of shares of its common stock.


                                          D. E. GATEWOOD AND COMPANY
                                          CERTIFIED PUBLIC ACCOUNTANTS

Winston-Salem, North Carolina
January 26, 1998